                                                                      Exhibit 16

April 16, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Del Taco Restaurant Properties III (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 11 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP